Exhibit 99.1
Buckeye Partners, L.P. 2011 Citigroup One-on-One MLP/ Midstream Infrastructure Conference August 24-25, 2011

Legal Notice / Forward-Looking Statements Forward-Looking Statements The information contained in this presentation includes forward-looking statements that we believe to be reasonable as of the date of this presentation. Such statements are identified by use of the words "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "should," and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (4) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, and (9) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2010 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after the date of this presentation.

About Buckeye Buckeye Partners, L.P. ("Buckeye") (NYSE: BPL) is a publicly traded partnership that provides midstream logistics services In 2011, Buckeye is celebrating its 125th anniversary of continuous operations and 25th anniversary as an MLP listed on the NYSE Current market capitalization of approximately $5.8 billion Investment grade credit rating Buckeye's operations are conducted in five business segments: Pipelines & Terminals International Operations Natural Gas Storage Energy Services Development & Logistics Asset Highlights Over 6,000 miles of pipeline with ~ 100 delivery locations More than 100 liquid petroleum product terminals Over 64 million barrels of liquid petroleum product storage capacity ~29 Bcf of working natural gas storage capacity in northern California ~3,400 miles of pipeline under operation and maintenance contracts Buckeye's revenue is largely fee-based providing consistent cash flows that support distribution growth Organizational Overview

Investment Highlights Distributions per Unit Buckeye's current management team is both driving increased utilization of the legacy assets and successfully delivering record growth through accretive acquisitions Reorganization in 2009 supports the partnership's objective to transform Buckeye into the best-in-class asset manager operating with a highly commercialized and entrepreneurial focus Buy-in of our general partner positions Buckeye to successfully compete for high growth acquisition opportunities and expansion projects Recent acquisitions provide Buckeye with increased geographic and product diversity, including access to international logistics opportunities Buckeye has investment grade financial metrics and a conservative approach toward financing growth Buckeye has a proven 25-year track record as a publicly traded partnership through varying economic and commodity price cycles Buckeye has paid cash distributions to unitholders each quarter since its formation in 1986 and has consecutively increased distributions for the past 29 quarters Driving Unitholder Value

Management Objectives The current management team has consistently executed on each element of our strategy to transform Buckeye into a best- in-class asset manager by: Implementing best practices across our business Improving our cost structure through an organizational restructuring in 2009 Expanding our asset portfolio through accretive acquisitions and organic growth projects Diversifying our legacy business into new geographies, products, and asset classes Reducing cost of capital through the buy-in of our general partner Conservatively financing acquisitions to maintain a strong balance sheet Increasing cash distributions each quarter We continue to be committed to our mission of delivering superior returns through our talented, valued employees and our core strengths of: Best-in-class customer service Operational excellence that provides consistent, reliable performance to optimize the assets we own and operate An unwavering commitment to safety, environmental responsibility, and personal integrity An entrepreneurial approach toward asset acquisition and development Achieving Financial and Operational Excellence

Pipeline, Terminal, and Delivery Locations Current Asset Map

Pipelines & Terminals Pipelines and Terminals represents Buckeye's largest segment contribution to Adjusted EBITDA Over 6,000 miles of pipeline located primarily in the Northeast and Midwest United States moving approximately 1.3 million barrels per day with more than 100 delivery points Nearly 100 liquid petroleum product storage terminals located throughout the United States Over 37 million barrels of storage capacity Terminal Throughput Volumes(2) Pipeline Throughput Volumes(2)(3) Segment Adjusted EBITDA(1) LTM as of June 30, 2011. See Appendix for Non-GAAP Reconciliations YTD as of June 30, 2011 Pipeline volumes exclude contribution from the Buckeye NGL Pipeline sold in January of 2010

International Operations BORCO Yabucoa, Puerto Rico Bahamas Oil Refining Company International ("BORCO") BORCO owns and operates a world-class marine storage terminal for liquid petroleum products 80 tanks providing 21.6 million barrels of crude oil, fuel oil, and refined petroleum product storage Strategically positioned along major shipping lanes off the southern tip of Grand Bahama Island only 80 miles from Florida and 920 miles from New York Harbor Deep water berthing capability to handle ULCCs and VLCCs Identified near term expansion project and room to ultimately double the existing storage capacity Yabucoa Terminal Well maintained facility with superior blending/manufacturing facilities 4.6 million barrels of gasoline, jet fuel, diesel, fuel oil, and crude oil storage capacity Strategic location supports a strong local market and also provides regional growth opportunities Long term fee-based revenues supported by multi- year volume commitments from Shell

Natural Gas Storage Lodi Compressor Station Kirby Hills Compressor Station Buckeye's Lodi Gas Storage facility is a high performance natural gas storage facility with approximately 29 Bcf of working gas capacity in Northern California serving the greater San Francisco Bay Area Revenue is generated through contract lease rates as well as hub services The Lodi and Kirby Hills sites collectively have a maximum injection and withdrawal capability of approximately 550 million cubic feet per day (MMcf/day) and 750 MMcf/day, respectively Lodi's facilities are designed to provide high deliverability natural gas storage service and have a proven track record of safe and reliable operations

Energy Services and Development & Logistics BES Refined Product Sales(1) Buckeye Energy Services LLC ("BES") markets refined petroleum products in areas served by Buckeye's pipelines and terminals BES offers a wide range of products such as heating oil, diesel, kerosene, propane, gasoline, and ethanol and other bio fuels Over 1 billion gallons of refined petroleum products sold annually In 2010, BES contributed $36 million in revenue to the Pipelines and Terminals segment by utilizing that segment's assets to transport and store BES product. Energy Services Development & Logistics Buckeye Development & Logistics ("BDL") currently operates approximately 2,700 miles of pipelines and 1.4 million barrels of storage capacity BDL is also responsible for identifying and completing potential acquisitions and organic growth projects for Buckeye BDL services offered to customers Contract operations Project origination Asset development Engineering design Project management As of June 30, 2011

Growth Drivers Other Buckeye growth projects and opportunities: BORCO near term expansion project Increased storage at East Chicago Complex Additional ethanol handling Additional bio-diesel blending at terminals Installation of additional vapor recovery units Includes acquisitions with a value of $10 million or higher Now Buckeye Energy Services Buckeye sold the retail division of Farm & Home Oil Company in 2008 for $52.6 million Recent Asset Acquisitions Indentified Future Organic Growth Projects Organic Growth Capital Spending 2011 (YTD) BORCO, $1.7 billion BP Terminal & Pipeline Assets, $165.0 million Maine terminals and pipeline, $23.5 million 2010 (1) Buy-in of general partner, 20 million units issued Puerto Rico Terminal, $32.6 million Opelousas, LA Terminal, $13.0 million Additional JV Interest in West Shore, $13.5 million 2009 Blue/Gold Pipeline and Terminal Assets, $54.4 million 2008 (1) Lodi Natural Gas Storage, $442.4 million Farm & Home Oil Company(2), $146.2 million (3) Niles and Ferrysburg, Michigan Terminals, $13.9 million Albany, NY Terminal, $46.9 million

BORCO Acquisition BORCO Acquisition Overview BORCO owns and operates a world-class marine storage terminal for liquid petroleum products 21.6 MMBbls capacity located in Freeport, Bahamas Located 80 miles from Southern Florida and 920 miles from New York Harbor Deepwater access up to 91 feet and the ability to berth VLCCs and ULCCs Majority of capacity under long term (3-5 year) take or pay contracts World class customer base Variable revenue generation from ancillary services such as berthing, blending, bunkering, and transshipping Hub for international logistics 7.9 million barrel near term expansion project with room to double existing storage capacity Product Breakdown 2010 Revenue Breakdown

RUSSIA ESTONIA MEXICO CANADA LOUISIANA TEXAS VENEZUELA COLOMBIA TURKEY NEW YORK UKRAINE DENMARK GEORGIA ARGENTINA SINGAPORE' CHINA ECUADOR Strategy BORCO is strategically positioned to act as a hub in facilitating international logistics and trade for bulk- build, break-bulk, and blending operations BORCO Outgoing Product Incoming Product BORCO Product Flows INDIA

BORCO Expansion Project Near term expansion project at BORCO is expected to provide an additional 7.9 million barrels of storage capacity Project to be completed in phases Phase 1 to add approximately 3.5 million barrels of storage capacity Initiated in the second quarter of 2011 First incremental capacity expected to be online in the second half of 2012 Combination of clean products and fuel oil Later phases expected to provide an additional 4.4 million barrels of storage capacity Total project cost expected to be $350-400 million Combined EBITDA from all phases expected to be $70-80 million Longer term opportunity to double existing storage capacity Identified Near Term Project

BP Pipelines & Terminals Acquisition BP Pipelines and Terminals Acquisition Overview Total transaction purchase price of $165 million Transaction benefits: Represents a key step in Buckeye's continued expansion and geographic diversification efforts Facilitates participation in several key growth markets outside Buckeye's current system footprint Provides stable tariff and fee-based revenue streams, supported by multi-year throughput commitments by BP Expected to be immediately accretive to distributable cash flow Several identified opportunities for further commercial development of these assets Rapid realization of operating synergies with Buckeye's existing assets 33 liquid products terminals located in: Alabama- 2 terminals California- 2 terminals Florida- 1 terminal Iowa -5 terminals Indiana- 1 terminal 643 miles of refined product pipeline including: 590-mile "Lower V" pipeline system that originates in Dubuque, Iowa and runs southwest into Missouri and then northwest back into Iowa 53-miles of other assorted pipelines in northern Ohio Kentucky -1 terminal Michigan- 3 terminals Missouri- 1 terminal Ohio- 8 terminals Pennsylvania- 2 terminals South Carolina- 3 terminals Virginia- 3 terminals Wisconsin- 1 terminal

Strong Financial Performance Adjusted EBITDA ($MM) (1) Cash Distributions per Unit Cash Distribution Coverage (1)(2) LTM as of June 30, 2011. See Appendix for Non-GAAP Reconciliations Distributable cash flow divided by cash distributions declared for the respective period Long-term debt less cash and cash equivalents divided by Adjusted EBITDA Net LT Debt/ Adjusted EBITDA (1)(3)(4) For purposes of calculating the leverage, Adjusted EBITDA for the LTM period includes BORCO Adjusted EBITDA post-acquisition as included in reported results and pro forma BORCO Adjusted EBITDA of $61.7 million for the period prior to the acquisition (5) Pro forma distribution coverage excludes $9.7 million of acquisition and integration expenses incurred in 2011

Summary Proven 24-year track record as a publicly traded partnership through varying economic and commodity price cycles Diversified portfolio of assets provides balanced mix of stability and growth and is well positioned to take advantage of improving economic conditions Recent acquisitions provide Buckeye with increased geographic and product diversity, including access to international logistics opportunities Significant near term organic growth projects Management continues to drive operational excellence through its best practices initiative Execution of our strategy has allowed Buckeye to increase distributions to unitholders for 29 consecutive quarters Investing in Stability and Growth

Non-GAAP Reconciliations

Explanation of Non-GAAP Measures Explanation of Non-GAAP Measures Buckeye's equity-funded merger with Buckeye GP Holdings L.P. ("BGH") in the fourth quarter of 2010 has been treated as a reverse merger for accounting purposes. As a result, the historical results presented herein for periods prior to the completion of the merger are those of BGH, and the diluted weighted average number of limited partnership ("LP") units outstanding increased from 20.0 million in the fourth quarter of 2009 to 44.3 million in the fourth quarter of 2010. Additionally, Buckeye incurred a non-cash charge to compensation expense of $21.1 million in the fourth quarter of 2010 as a result of a distribution of LP units owned by BGH GP Holdings, LLC to certain officers of Buckeye, which triggered a revaluation of an equity incentive plan that had been instituted in 2007. EBITDA, a measure not defined under U.S. generally accepted accounting principles ("GAAP"), is defined by Buckeye as net income attributable to Buckeye's unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye's businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye's capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye's natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease; (ii) non-cash unit-based compensation expense; (iii) the 2009 non-cash impairment expense related to the natural gas liquids pipeline that Buckeye sold in January 2010 (the "Buckeye NGL Pipeline"); (iv) the 2009 expense for organizational restructuring (the "Organizational Restructuring Expense"); (v) the 2010 non-cash BGH GP Holdings, LLC equity plan modification expense (the "Equity Plan Modification Expense"); and (vi) income attributable to noncontrolling interests related to Buckeye for periods prior to the merger of Buckeye and BGH (the "Merger"); less: (i) amortization of unfavorable storage contracts acquired in connection with the acquisition of Bahamas Oil Refining Company International ("BORCO"); and (ii) gain on the sale of our equity interest in West Texas LPG limited partnership ("WT LPG"). The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye's unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business segments. In addition, Buckeye's management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities. Distributable cash flow, which is a financial measure included in this presentation, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye's unitholders, plus: (i) depreciation and amortization expense; (ii) noncontrolling interests related to Buckeye that were eliminated as a result of the Merger; (iii) deferred lease expense for Buckeye's Natural Gas Storage segment; (iv) non-cash unit-based compensation expense; (v) Equity Plan Modification Expense; (vi) the Buckeye NGL Pipeline impairment expense; (vii) the senior administrative charge; and (viii) the Organizational Restructuring Expense (items (i) through (vii) of which are non-cash expense); less: (i) maintenance capital expenditures; (ii) amortization of unfavorable storage contracts acquired in connection with the BORCO acquisition; and (iii) gain on the sale of our equity interest in WT LPG. Buckeye's management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye's cash available for distribution to its unitholders. EBITDA, Adjusted EBITDA, and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP. Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye's management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye's operating performance with that of other companies with similar operations, although Buckeye's measures may not be directly comparable to similar measures used by other companies.

Non-GAAP Reconciliations

Net Income to Adjusted EBITDA ($M)

	2006	2007	2008	2009	2010	LTM[1]
Net income attributable to BPL	8,734	22,921	26,477	49,594	43,080	178,817
Interest and debt expense	60,702	51,721	75,410	75,147	89,169	103,256
Income tax expense (benefit)	596	760	801	(343)	(919)	(448)
Depreciation and amortization	39,629	40,236	50,834	54,699	59,590	86,390
EBITDA	**109,661**	**115,638**	**153,522**	**179,097**	**190,920**	**368,015**
Net income attributable to noncontrolling interests affected by merger[2]	107,091	131,941	153,546	90,381	157,467	76,412
Amortization of unfavorable storage contracts	-	-	-	-	-	(4,328)
Gain on sale of equity investment	-	-	-	-	-	(34,112)
Non-cash deferred lease	-	-	4,598	4,500	4,235	4,179
Non-cash unit-based compensation expense	329	968	1,909	4,408	8,960	10,080
Equity plan modification expense	-	-	-	-	21,058	21,058
Asset impairment expense	-	-	-	59,724	-	-
Reorganization expense	-	-	-	32,057	-	-
Adjusted EBITDA[3]	**217,081**	**248,547**	**313,575**	**370,167**	**382,640**	**441,304**
Adjusted Segment EBITDA						
Pipelines & Terminals	207,455	238,830	253,790	302,164	346,447	353,273
International Operations		-	-	-	(4,655)	51,498
Natural Gas Storage		-	41,814	41,950	29,794	17,076
Energy Services		-	9,443	19,335	5,861	12,707
Development & Logistics	9,626	9,717	8,528	6,718	5,193	6,750
Total Adjusted EBITDA	**217,081**	**248,547**	**313,575**	**370,167**	**382,640**	**441,304**

(1) LTM as of June 30, 2011
(2) On November 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) In 2010, Buckeye revised its definition of Adjusted EBITDA to exclude non-cash unit-based compensation expense, the 2010 non-cash equity plan modification expense and income attributable to noncontrolling interests affected by the merger for periods prior to our buy-in of our general partner. These amounts were excluded from Adjusted EBITDA presented for 2008, 2009 and 2010 in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended. Adjusted EBITDA for 2006 and 2007 has been restated in this presentation to exclude these amounts for comparison purposes.

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Non-GAAP Reconciliations

Net Income to Distributable Cash Flow ($M)

	2006	2007	2008	2009	2010	LTM[1]
Net income attributable to BPL	8,734	22,921	26,477	49,594	43,080	178,817
Depreciation and amortization	39,629	40,236	50,834	54,699	59,590	86,390
Net income attributable to noncontrolling interests affected by merger[2]	107,091	131,941	153,546	90,381	157,467	76,412
Gain on sale of equity investment	-	-	-	-	-	(34,112)
Non-cash deferred lease expense	-	-	4,598	4,500	4,235	4,179
Non-cash unit-based compensation expense	329	968	1,909	4,408	8,960	10,080
Equity plan modification expense	-	-	-	-	21,058	21,058
Asset impairment expense	-	-	-	59,724	-	-
Reorganization expense	-	-	-	32,057	-	-
Non-cash senior administrative charge	-	950	1,900	475	-	-
Amortization of unfavorable storage contracts	-	-	-	-	-	(4,328)
Maintenance capital expenditures	(30,234)	(33,803)	(28,936)	(23,496)	(31,244)	(41,815)
Distributable Cash Flow	**125,549**	**163,213**	**210,328**	**272,342**	**263,146**	**296,681**
Cash Distributions for Coverage ratio[3]	147,979	173,689	209,412	237,687	259,315	307,920
Cash Coverage Ratio	**0.85**	**0.94**	**1.00**	**1.15**	**1.01**	**0.96**

(1) LTM as of June 30, 2011
(2) On November, 19, 2010, Buckeye merged with Buckeye GP Holdings L.P.
(3) Represents cash distributions declared for limited partner units (LP units) outstanding as of each respective period. 2011 amounts reflect actual cash distributions paid on LP units for the quarter ended March 31, 2011 and estimated cash distributions for the quarter ended June 30, 2011. Distributions with respect to the 6,915,725 Class B units outstanding on the record date for the quarter ending March 31, 2011 and the 7,042, 771 Class B units expected to be outstanding for the quarter ending June 30, 2011 are paid in additional Class B units rather than in cash.

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